UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Centrus Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	52-2107911
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6901 Rockledge Drive, Suite 800
Bethesda, MD 20817
(301) 564-3200
(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.10 per share	The New York Stock Exchange
Rights to purchase Series A Participating Cumulative Preferred Stock, par value $1.00 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.   ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.   ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.   ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):
Not Applicable
Securities to be registered pursuant to Section 12(g) of the Act:
None.

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by Centrus Energy Corp., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the transfer of the listing of the Class A Common Stock of the Company, par value $0.10 per share (the “Class A Common Stock”) and the rights to purchase Series A Participating Cumulative Preferred Stock, par value $1.00 per share (the “Rights”) from the NYSE American LLC to the New York Stock Exchange.

Item 1. Description of Registrant’s Securities To Be Registered

The description of the Class A Common Stock and the Rights set forth under the heading “Description of the Securities of the Company,” filed as Exhibit 4.18 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 7, 2025, is incorporated by reference herein.

Item 2. Exhibits

Exhibit No.	Description

3.1
Amended and Restated Certificate of Incorporation of Centrus Energy Corp. (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form 8-A, filed with the SEC on September 30, 2014)

3.2
Third Amended and Restated Bylaws of Centrus Energy Corp. (incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 31, 2017)

3.3
Certificate of the Voting Powers, Designations, Preferences and Relative Participating, Optional and Other Special Rights and Qualifications, Limitations or Restrictions of Series A Participating Cumulative Preferred Stock of Centrus Energy Corp. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-A filed on April 7, 2016)

4.1
Section 382 Rights Agreement dated as of April 6, 2016, by and among Centrus Energy Corp., Computershare Trust Company, N.A. and Computershare Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-A filed on April 7, 2016)

4.2	Form of Rights Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on April 7, 2016)

4.3
First Amendment to the Section 382 Rights Agreement, dated February 14, 2017 by and among Centrus Energy Corp., Computershare Trust Company, N.A., and Computershare Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the SEC on January 5, 2017)

4.4
Second Amendment to the Section 382 Rights Agreement, dated as of April 3, 2019, by and among Centrus Energy Corp., Computershare Trust Company, N.A. and Computershare Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on April 4, 2019)

4.5
Third Amendment to the Section 382 Rights Agreement, dated as of April 13, 2020, by and among Centrus Energy Corp., Computershare Trust Company, N.A. and Computershare Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on April 14, 2020)

4.6
Fourth Amendment to the Section 382 Rights Agreement, dated as of June 16, 2021, by and among Centrus Energy Corp., Computershare Trust Company, N.A. and Computershare Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on June 16, 2021)

4.7
Fifth Amendment to the Section 382 Rights Agreement, dated as of June 20, 2023, by and among Centrus Energy Corp., Computershare Trust Company, N.A. and Computershare Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on June 21, 2023)

4.8
Sixth Amendment to the Section 382 Rights Agreement, dated as of May 28, 2024, by and among Centrus Energy Corp., Computershare Trust Company, N.A. and Computershare Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on May 28, 2024)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Centrus Energy Corp.

Date:	December 3, 2025	By:	/s/ Todd M. Tinelli
Todd M. Tinelli
Senior Vice President, Chief Financial Officer, and Treasurer